Exhibit 99.1

FOR IMMEDIATE RELEASE

Prime Meridian Successfully Completes $18 Million

Capital Raise to Fund Continued Market Growth

TALLAHASSEE, FL., May 15, 2017 (GLOBE NEWSWIRE) – Prime Meridian Holding Company (OTCQX: PMHG) (the “Company”), the parent bank holding company for Prime Meridian Bank, announced the closing of its public offering of 1,090,908 shares of the Company’s common stock at a price to the public of $16.50 per share, for gross proceeds to the Company of approximately $18.0 million.

The offering was increased from the originally announced amount of $15 million.

The Company intends to use the net proceeds of the offering to fund general corporate purposes, including maintaining liquidity and continuing to support the growth of the bank. The net proceeds may also be used for branching or acquisition opportunities in the North Florida, South Georgia, and South Alabama markets.

“Our local decision making and relationship-centered approach continues to drive the vibrant growth of the Bank in our community,” said Sammie D. Dixon, Jr., CEO and President of the Company. “The success of this capital raise will enable us to continue to grow and serve our community.”

“Bringing our dedication to client service and culture to additional markets excites us,” said Mr. Dixon. “As we approach our tenth year we pride ourselves on maintaining excellent credit quality and strong deposit growth. We do it with a diverse team whose focus is on doing things right, right away.”

The shares were issued pursuant to registration statements filed with the Securities and Exchange Commission on Form S-1. FIG Partners, LLC and Hovde Group, LLC acted as Placement Agents in this best-efforts offering.

Additional Information Regarding the Offering

The common stock was offered and sold pursuant to two effective registration statements on Form S-1 (File Nos. 333-216974 and 333-217882) filed by the Company with the Securities and Exchange Commission (“SEC”) and only by means of a prospectus relating to the registration statements. The prospectus and two free writing prospectuses have been filed with the SEC to which this communication relates. Prospective investors should read the prospectus, the free writing prospectuses and other documents the Company has filed with the SEC for more complete information about the Company and the offering. These documents are available at no charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, copies of the prospectuses and the free writing prospectuses related to the offering may be obtained by contacting: Randy Guemple, Chief Financial Officer, Prime Meridian Holding Company, at (850) 907-2301.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer or sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Prime Meridian Holding Company

Headquartered in Tallahassee, Florida, Prime Meridian Holding Company offers a broad range of banking services through its wholly owned subsidiary, Prime Meridian Bank, a Florida state- chartered non-member bank. Founded in 2008, the Bank serves its primary market of the Tallahassee Metropolitan Statistical Area, but also serves clients in the North Florida and South Georgia markets. The Bank currently has three office locations, two in Tallahassee, and a third branch in Crawfordville, Florida. As of March 31, 2017, the consolidated Company had 67 full-time equivalent employees. For more information about Prime Meridian Holding Company, please visit our website at investors.primemeridianbank.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that,” and similar expressions are intended to identify these forward-looking statements. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiary or on the Company’s current plans, estimates, and expectations. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. Factors that could have a material adverse effect on our operations and the operations of our subsidiary, Prime Meridian Bank, include, but are not limited to various risks, uncertainties, and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy, and liquidity. These factors should not be construed as exhaustive. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and other reports and statements the Company has filed with Securities and Exchange Commission which are available at the SEC’s website (www.sec.gov). We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

CONTACT:	Randy Guemple, Chief Financial Officer
(850) 907-2301
Prime Meridian Holding Company
Website: www.primemeridianbank.com